                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                            PEAPOD, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which
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           filing by registration statement number, or the Form or
           Schedule and the date of its filing.

           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                  PEAPOD, INC.
                                9933 Woods Drive
                             Skokie, Illinois 60077

                                                                  April 18, 2001

Dear Stockholder:

    You are cordially invited to attend the 2001 annual meeting of stockholders of Peapod, Inc., a Delaware corporation, to be held at 10:00 a.m. on Tuesday, May 15, 2001 at the Hampton Inn & Suites, 5201 Old Orchard Road, Skokie, Illinois.

    The formal notice of the meeting, proxy statement and 2000 annual report are enclosed. The matters to be considered at the meeting are described in the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

    We hope that you can attend the 2001 annual meeting of stockholders.

                                   Sincerely,



                 [SIGNATURE]                                    [SIGNATURE]
             Marc C. van Gelder                             Andrew B. Parkinson
    PRESIDENT AND CHIEF EXECUTIVE OFFICER                        CHAIRMAN

                                     [LOGO]

                                  PEAPOD, INC.
                                9933 Woods Drive
                             Skokie, Illinois 60077
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

To the Stockholders of

                                  PEAPOD, INC.

    The 2001 annual meeting of stockholders of Peapod, Inc., a Delaware corporation, will be held at the Hampton Inn & Suites, 5201 Old Orchard Road, Skokie, Illinois on Tuesday, May 15, 2001, at 10:00 a.m., for the following purposes:

1.  to elect four (4) Class I directors; and

2. to transact such other business as may properly come before the annual meeting of stockholders or any adjournments thereof.

    The Board of Directors has fixed the close of business on April 3, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders.

    Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

    This notice of annual meeting of stockholders is first being sent to stockholders on or about April 18, 2001.

                                          By Order of the Board of Directors,

                                          /s/ Andrew B. Parkinson

                                          Andrew B. Parkinson
                                          CHAIRMAN

April 18, 2001

                                  PEAPOD, INC.
                                9933 Woods Drive
                             Skokie, Illinois 60077
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

                            ------------------------

                              GENERAL INFORMATION

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Peapod, Inc., a Delaware corporation, for use at the 2001 annual meeting of stockholders to be held at 10:00 a.m. on May 15, 2001, at the Hampton Inn & Suites, 5201 Old Orchard Road, Skokie, Illinois.

    The Board of Directors has fixed the close of business on April 3, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. On April 3, 2001, Peapod had outstanding 17,989,525 shares of common stock, par value $.01 per share, and 726,371 shares of Series C Convertible Preferred Stock, par value $.01 per share. A list of stockholders of record entitled to vote at the annual meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at the office of Peapod located at 9933 Woods Drive, Skokie, Illinois 60077.

    Whether or not you plan to attend the annual meeting, please sign, date and mail your proxy card in the enclosed self-addressed postage prepaid envelope. The proxy holders appointed by Peapod will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this proxy statement. The proxy card gives authority to the proxy holders appointed by Peapod to vote your shares in their discretion on any other matter properly presented at the annual meeting.

    You may revoke your proxy at any time prior to voting at the annual meeting by delivering written notice to the Secretary of Peapod, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person at the annual meeting.

    This proxy statement is first being sent or given to stockholders on or about April 18, 2001.

                               VOTING INFORMATION

    Each holder of outstanding shares of common stock is entitled to one vote for each share of common stock held in such holder's name with respect to all matters on which holders of common stock are entitled to vote at the annual meeting; and Koninkljke Ahold N.V., as the sole holder of Series C Preferred Stock as of the record date, is entitled to an aggregate of 19,369,873 votes or
26.67 votes per share of Series C Preferred Stock (which represents approximately 52% of the voting power as of the record date). Except as otherwise required by law or the Certificate of Designation of the Series C Preferred Stock, the holders of shares of common stock and the holder of Series C Preferred Stock shall vote together and not as separate classes except that only the holder of Series C Preferred Stock will vote on the election of Messrs. Hotarek and van Solt as Class I directors, as provided in the Certificate of Designation of the Series C Preferred Stock. A holder of common stock or Series C Preferred Stock may, with respect to the election of the Class I directors, vote FOR the election of the director nominees or WITHHOLD authority to vote for such director nominees. All properly executed and unrevoked proxies received in the accompanying form in time for the annual meeting will be voted in the manner directed therein. If no direction is made on a proxy, such proxy will be voted FOR the election of the named director nominees to serve as Class I directors. The proxy card gives authority to the proxy holders appointed by Peapod to vote your shares in their discretion on any other matter properly presented at the annual meeting. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. A quorum will be present if a majority of the shares entitled to vote at the annual meeting are represented in person or by proxy at the annual meeting.

    The election of the Class I directors requires the affirmative vote of a plurality of votes cast by the holders present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Only holders of Series C Preferred Stock are entitled to vote on the election of Messrs. Hotarek and van Solt as Class I directors. Accordingly, if a quorum is present at the annual meeting, the persons receiving the greatest number of votes by the holders entitled to vote on such matter will be elected to serve as the Class I directors. Since the election of directors requires only the affirmative vote of a plurality of the votes cast by the holders present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Peapod's business is managed under the direction of its Board of Directors. The Board of Directors is presently composed of eleven directors, divided into three classes. Six of Peapod's current directors, Messrs. William J. Grize, Brian Hotarek, Ronald van Solt, Gary Preston, Marc E. Smith and Maarten Dorhout Mees, were nominated by Ahold pursuant to the Purchase Agreement dated
April 14, 2000 and the terms of the Series C Preferred Stock. For more information, see "Relationship with Ahold/Change in Control" on page 17 of this proxy statement. At the annual meeting, an aggregate of four Class I directors will be elected by the stockholders: two Class I directors will be elected by the holders of shares of common stock and the holder of Series C Preferred Stock, voting together as a class, and two Class I directors will be elected by the holder of Series C Preferred Stock voting separately. The Class I directors will be elected to serve until the annual meeting in the year 2004, or until their successors are elected and qualified. The nominees for election as Class I directors are identified below. In the event the nominees who have expressed an intention to serve if elected fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

    The following persons, if elected at the annual meeting, will serve as Class I directors until the annual meeting in the year 2004, or until their successors are elected and qualified.

              CLASS I DIRECTORS--TERM SCHEDULED TO EXPIRE IN 2004

Class I nominees to be elected by holders of common stock:

    MR. ANDREW B. PARKINSON, age 43, is a co-founder of Peapod and currently serves as its Chief Financial Officer and as its Chairman. He served as Peapod's President and Chief Executive Officer from its founding until 1999. Prior to founding Peapod, Mr. Parkinson held various brand and product management positions with Kraft Foods, Inc. and Procter & Gamble Co. Andrew Parkinson is the brother of Thomas Parkinson, Peapod's Senior Vice President--Chief Technology Officer.

    MR. MARK VANSTEKELENBURG, age 49, became a director in 1998. He is currently self-employed as an investor. He was the President and Chief Executive Officer of Rykoff-Sexton, Inc./U.S. FoodService, Inc., a food service distributor and manufacturer. In 1995, he was elected Chairman of the Board of Directors, a position he held until he retired from the company in 1998. Prior to coming to Rykoff-Sexton in 1991, he served as President and Chief Executive Officer of G.V.A., Inc., the largest food service distributor in the

Netherlands and a subsidiary of Ahold. His experience in the food distribution and retail business also includes terms as the President of Torro Supermarkets, General Manager and Chief Operating Officer of Makro U.S.A. and General Manager of Korti Discount Stores.

Class I Directors to be elected by holders of Series C Preferred Stock:

    MR. BRIAN HOTAREK, age 54, became a director in 2001. He has been Executive Vice President and Chief Financial Officer of Ahold USA, Inc. since
January 2001, where he leads the financial, real estate, and accounting activities for the corporation. He previously worked for the Stop & Shop Supermarket Company, a subsidiary of Ahold, since 1985, where he held various management positions including Executive Vice President and Chief Financial Officer. He was previously Vice President of Purity Supreme Supermarkets. His professional and volunteer affiliations include membership with the International Council of Shopping Centers; South Shore Hospital Board of Trustees; US Trust Company Board of Directors; and Barry-Wehmiller Company Board of Directors. He is a former director of New England Audio, Inc.; Shawmut Quincy Bank and Trust; Junior Achievement of Eastern Massachusetts; Thayer Academy Board of Trustees; and former Finance Committee Chairman for the Town of Scituate, Massachusetts.

    MR. RONALD VAN SOLT, age 52, became a director in 2001. He has been Senior Vice President of Strategy and Planning for Ahold worldwide since 2000. Prior to that, he was CEO and President of Albert Heijn, a subsidiary of Ahold. From 1976 to 1997, Mr. van Solt was successively active within the operation of Albert Heijn in several management positions: Buying and Merchandising, Logistical Infrastructure and Business Development.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" THE NOMINEES FOR CLASS I DIRECTORS.

OTHER DIRECTORS

    The following persons are currently directors of Peapod whose terms will continue after the annual meeting.

              CLASS II DIRECTORS--TERM SCHEDULED TO EXPIRE IN 2002

    MR. MARC C. VAN GELDER, age 39, serves as President and Chief Executive Officer, and as a director. He joined Peapod in May 2000. Prior to joining Peapod, Mr. van Gelder held the position of Senior Vice President, Logistics and Supply Chain Management, for the Stop & Shop Supermarket Company, a subsidiary of Ahold. Prior to joining Stop & Shop, Mr. van Gelder held the position of Program Director, Business Development for Ahold in The Netherlands from 1996 through November 1998, and prior to that, of Senior Manager for McKinsey & Company from 1990 through 1996.

    MR. MAARTEN DORHOUT MEES, age 43, became a director in 2000. He has been Executive Vice President, Business Development of Ahold Europe since September 2000 and Chief Financial Officer of Ahold Europe since February 2001. Prior to that, from June 1997 through September 2000, he served as Senior Vice President of Business Development of Ahold worldwide. He started working for Ahold in 1983. Successively, he was active within the operation of Albert Heijn in several management positions: Controlling, Operations and Logistics. In 1994 he became a member of the Executive Board of Albert Heijn, responsible for store operations.

    MR. MARC E. SMITH, age 47, became a director in 2000. He has been President and Chief Executive Officer since September 2000 for the Stop & Shop Supermarket Company. He joined Stop & Shop in 1988 after spending 17 years in the food retailing industry with First National and Price Chopper. During his tenure at Stop & Shop, he has held various positions, including most recently Executive Vice President and Chief Operating Officer; Executive Vice President, Retailing; Senior Vice President, Sales and Marketing; Vice President, General Merchandise Sales and Procurement; and Vice President, Perishable Sales and Procurement.

             CLASS III DIRECTORS--TERM SCHEDULED TO EXPIRE IN 2003

    MR. TRYGVE E. MYHREN, age 64, became a director in 1995. He is president of Myhren Media, Inc., a private investment firm concentrating in media, telecommunications, software and internet related companies. He was President and a director of The Providence Journal Company, a diversified media firm, from 1990 to 1996. From 1975 until 1988, Mr. Myhren was employed by American Television and Communications Corporation, the cable television subsidiary of Time, Inc. (now Time/Warner Cable), and he served as Chairman and Chief Executive Officer from 1981 to 1988. Mr. Myhren was a member of the Board of the National Cable Television Association from 1981 to 1991 and served as its Chairman in 1986 and 1987. Mr. Myhren currently serves on the Boards of J.D. Edwards, Inc. (JDEC), Dreyfus Founders Funds and Advanced Marketing
Services, Inc. (ADMS).

    MR. DRAYTON MCLANE, age 65, became a director in 1999. He is currently the Chairman and Chief Executive Officer of the McLane Group L.P. and the Chairman of both the Houston Astros Baseball Club and Astrodome USA. He was Vice-Chairman and director of Wal-Mart Stores, Inc. from 1992 to 1994. He currently serves on the Boards of Chase Bank of Texas and Scott & White Hospital.

    MR. WILLIAM J. GRIZE, age 54, became a director in 2000. He is currently the President and Chief Executive Officer of Ahold USA. During the past five years, he has also held the positions of President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of the Stop & Shop Supermarket Company.

    MR. GARY PRESTON, age 48, serves as the Executive Vice President, Human Resources for Ahold USA. Mr. Preston has over 25 years experience in the supermarket industry. He has been with Ahold USA for 12 years, serving as the Executive Vice President, Human Resources of both Ahold's Giant-Carlisle and BI-LO operations. He has been in the top human resources position at Ahold USA for the last five years. Prior to joining Ahold, he held various human resources leadership positions in several divisions of Kroger Company.

MEETINGS AND COMMITTEES

    The Board of Directors of Peapod held twelve meetings during fiscal 2000.

    The Board of Directors does not presently have a formal nominating committee.

    The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants Peapod's year-end operating results and considers the adequacy of the internal accounting procedures. The Audit Committee held three meetings in fiscal 2000.

    New rules of the NASD applicable to companies listed on the Nasdaq National Market that will become effective on June 14, 2001 require that the audit committee consist of at least three directors that qualify for membership under such rules. The new rules provide that each member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    The rules also provide that the audit committee must be composed solely of independent directors, with certain exceptions. In general, the rules provide that a director will not be considered independent if, among other relationships, that director is, or has been during the past three years, employed by the company or any affiliate, is a member of the immediate family of any such past or present employee that is or was an executive officer of the company, or accepts compensation from the company or any affiliate in excess of $60,000 in the preceding fiscal year, other than compensation and benefits as a director. An exception to the general rules provides that one director who does not qualify as independent under the rules, other than current employees or officers or their immediate family members, may be appointed to the audit committee if the board of directors, under exceptional and limited circumstances, determines that membership on the committee is required by the best interests of the company and its shareholders.

    The Audit Committee is currently comprised of three members: Messrs. Mark VanStekelenburg (Chairman), Trygve E. Myhren and Brian Hotarek. Because of
Mr. Hotarek's affiliation with Ahold, (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"), he is considered not to be an independent director. Peapod expects to be in full compliance with the new NASD rules as of their effective date.

    The Audit Committee operates under a written charter adopted by the Board which is included in this proxy statement as Appendix A.

    The Compensation Committee, which currently consists of Messrs. Trygve E. Myhren (Chairman) and Mark VanStekelenburg reviews and approves the compensation arrangements for all officers and other senior level employees, and administers and takes such other actions as may be required in connection with certain compensation and incentive plans of Peapod (including the grant of stock options). The Compensation Committee also recommends fees to be paid to members of the Board of Directors. The Compensation Committee held four meetings in fiscal 2000, which were attended by all members of the Compensation Committee appointed at the respective time.

    The Company's By-Laws require that the Compensation Committee and the Audit Committee consist of non-employee directors.

COMPENSATION OF DIRECTORS

    Non-employee directors receive compensation of $1,000 per in-person meeting of the Board of Directors, $500 per telephonic meeting of the Board of Directors lasting more than one hour, $750 per in-person meeting of committees of the Board of Directors and $375 per telephonic meeting of committees of the Board of Directors lasting more than one hour. Directors who are officers or employees of Peapod, Ahold or its affiliates receive no compensation for serving as directors. All directors are reimbursed for all reasonable and necessary expenditures incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

    Under Peapod's 1997 Long-Term Incentive Plan and Year 2000 Long-Term Incentive Plan, non-employee directors may be granted nonqualified options to purchase shares of common stock at the discretion of the Board of Directors. Each non-employee director who was a director in June of 2000 (excluding directors nominated by Ahold) was granted an option to purchase 5,000 shares of common stock at $3.03 per share.

                               EXECUTIVE OFFICERS

    The following sets forth certain information with respect to the executive officers of Peapod.

    MICHAEL BRENNAN, age 37, currently serves as Senior Vice President--Marketing and Product Management and is responsible for Peapod's consumer offering and marketing activities. He joined Peapod in 1997 as Director--Grocery Formats. Prior to joining Peapod, from 1990 to 1997,
Mr. Brennan was with the management consulting firm A.T. Kearney, most recently as a Principal, where his areas of expertise included business and marketing strategy for Fortune 100 companies. Prior to A.T. Kearney, he worked at Proctor & Gamble Co., where he worked with marketing, sales and product supply to coordinate product plans and new product introductions.

    JOHN R. BROWN, age 38, serves as Senior Vice President--Human Resources. He joined Peapod in August 2000 from Ahold's BI-LO division, where he was Vice President--Human Resources since January 1999. Prior to transferring to BI-LO, he spent two years as Director--Human Resources with Ahold's American Sales Company, its HBC/GM/RX procurement and distribution company. Before joining Ahold, Mr. Brown spent eight years in human resources in retail and distribution with Hannaford Bros. Company, a New England supermarket operator, and Cliffstar Corporation, a privately held private label juice manufacturer.

    JOHN BURCHARD, age 41, currently serves as Senior Vice President and Chief Information Officer. Prior to this, he was President of Split Pea
Software, Inc., the technology licensing company established by Peapod, where he was active in the target marketing of the Split Pea system in many countries. He also helped establish the Split Pea solution in Australia via a software licensing agreement with Coles Myer, one of the largest retailers in that country. Mr. Burchard joined Peapod from America Online, where he served as the central region sales manager for the company's business-to-business division, AOL Enterprise. Prior to AOL, he sold turnkey enterprise computing solutions for IDX Corporation, a health-care information systems company. He also worked at CompuServe, Inc. as regional sales manager responsible for selling data network solutions to Fortune 1000 companies based in the Western United States.

    ROBERT DEFEO, age 56, currently serves as Vice President--General Manager and is responsible for operations in Peapod's Washington, D.C. market. He joined Peapod in September 2000 through Peapod's acquisition of Streamline.com, Inc.'s Washington, D.C. operations, where he held a similar position. Prior to joining Streamline, Mr. DeFeo held various senior management positions at Staples, Inc. from 1986 to 1998, including his role as the company's first director when the chain began its national expansion. He also has over twenty years of experience in the supermarket industry where he held key management positions.

    SCOTT DEGRAEVE, age 44, currently serves as Vice President--General Manager and is responsible for operations in Peapod's Chicago market and Peapod's corporate merchandising function. He joined Peapod in September 2000 through Peapod's acquisition of Streamline's Chicago operations, where he held a similar position. Prior to this, in 1991 he founded Scotty's Home Market, a Chicago-based online grocer and the first in the industry to distribute from a dedicated warehouse model. He managed Scotty's through the start-up and funding phase until it was acquired by Streamline in early 2000. Mr. DeGraeve also spent 12 years with Motorola in various operational finance positions, including Group Controller for its cellular telephone group and was involved in several of Motorola's start-up businesses.

    JOHN JOLLY, age 48, serves as Senior Vice President--Operations. He joined Peapod in April 2001 and is responsible for all fulfillment center operations and for future warehouse design. He previously was Chief Operating Officer for Iparty.com, which he joined in 1999. Before this, he was with QVC Network from 1988 to 1999 as Vice President--Operations where he was responsible for the distribution operations of QVC while it grew from sales of $100 million to $3 billion.

    ANDREW B. PARKINSON, age 43, is a co-founder of the Company and its Chairman and Chief Financial Officer. See "Election of Directors."

    THOMAS L. PARKINSON, age 41, is a co-founder of Peapod and has been its Senior Vice President--Chief Technology Officer since its founding in 1989. He has had primary responsibility for directing consumer product development and technology research and development, and he is the principal architect of Peapod's software. Prior to founding Peapod, Mr. Parkinson held various field sales and sales management positions with Procter & Gamble Co. Thomas Parkinson is the brother of Andrew Parkinson, Peapod's Chairman.

    EARL W. RACHOWICZ, age 49, currently serves as Vice President and Controller, functioning as Peapod's principal accounting officer, and is also responsible for financial aspects of system and process re-engineering to support Peapod's growth. He is also the Treasurer and Assistant Secretary. In the past, he has served as Secretary and Assistant Treasurer. He joined Peapod as Controller in 1993 and in 1994 became Vice President and Controller. Prior to joining Peapod he was a self-employed Certified Public Accountant, after spending 11 years with the public accounting firm of Ernst & Young.

    ANTHONY G. STALLONE, age 45, currently serves as Vice President--Perishables Procurement. He is responsible for quality, profitability and consumer education for Peapod's produce and other fresh product lines. He joined Peapod in September 2000 through the company's acquisition of Streamline's Chicago operations, where he held a similar position. He became involved in the online grocery industry in 1996 while a consultant for the fresh markets area of Scotty's Home Market. Mr. Stallone joined Scotty's on a full-time basis in 1999 as Vice President of Fresh Markets. He has over 25 years of experience in the produce industry, where he was President of Tony Stallone Co. (a consulting company) from 1996 to 1999 and President of A. Stallone Produce from 1984 to 1995.

    MARC VAN GELDER, age 39, serves as President and Chief Executive Officer and as a director. See "Election of Directors."

    JONATHAN C. WILSON, age 36, currently serves as Vice President--Database and Business System Development. He is responsible for the development and operations of all Peapod database systems, the development and support of the business logic and data access routines within all Peapod consumer applications, and all systems used to support the Peapod business. Mr. Wilson joined Peapod in October 1995 as Team Leader: Technical Architecture Group and has served as Manager, Senior Manager and Director--Database and Business System Development. Prior to joining Peapod, he spent over six years at Andersen Consulting, most recently as a systems consulting manager in their food and retail practice.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION. The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by, or paid to each person who served as Chief Executive Officer of Peapod during 2000 and each of Peapod's other four most highly compensated executive officers during the years ended December 31, 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                  COMPENSATION AWARDS
                                                                               -------------------------
                                              YEAR      ANNUAL COMPENSATION    RESTRICTED      SHARES
                                             ENDED     ---------------------     STOCK       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                 DEC. 31     SALARY      BONUS        AWARDS      OPTIONS(1)    COMPENSATION
---------------------------                 --------   --------   ----------   ----------   ------------   ------------
Marc C. van Gelder........................    2000     $168,269   $  129,098      $  --          250,000    $  126,833(2)
  President and Chief Executive
  Officer and Director

Andrew B. Parkinson.......................    2000     $192,308   $  150,000      $  --          156,667            --
  Chairman and Chief Financial                1999     $154,307   $    9,039      $  --           25,000            --
  Officer and former President                1998     $140,000   $   21,315      $  --           25,000            --
  and Chief Executive Officer

William Malloy............................    2000     $111,579   $       --      $  --     $         --            --
  Former President and                        1999     $ 87,505   $2,500,000         --        1,600,000(4)
  Chief Executive Officer(3)

Thomas L. Parkinson.......................    2000     $167,308   $   87,500      $  --          156,667            --
  Senior Vice President--Chief                1999     $146,903   $    9,039      $  --           25,000            --
  Technology Officer                          1998     $140,000   $   33,922         --           25,000            --

John A. Furton............................    2000     $154,615   $  100,000      $  --          156,667            --
  Former Senior Vice President--              1999     $138,981   $    6,402         --           59,346            --
  Chief Information Officer(5)                1998     $118,450   $   21,525         --           89,266            --

Dan Rabinowitz............................    2000     $156,923   $  100,000      $  --          156,667            --
  Former Senior Vice President--              1999     $134,096   $    4,860      $  --           55,000            --
  Chief Financial Officer(6)                  1998     $102,077   $   15,648      $  --           50,000            --

Michael P. Brennan........................    2000     $155,385   $  100,000      $  --          156,667            --
  Senior Vice President--Marketing            1999     $129,096   $    4,665      $  --           55,000            --
  and Product Management                      1998     $109,130   $   13,327      $  --           30,000            --

------------------------

(1) Amounts represent new options and replacement options to purchase shares of common stock granted during fiscal years 2000, 1999 and 1998. New options granted in fiscal years 2000, 1999 and 1998 were as follows: Mr. van Gelder, 250,000 in 2000; Mr. A. Parkinson, 156,667, 25,000 and 25,000, respectively;
    Mr. Malloy, 1,600,000 in 1999; Mr. T. Parkinson, 156,667, 25,000 and 25,000,
    respectively; Mr. Furton, 156,667, 25,000 and 12,500, respectively;
    Mr. Rabinowitz, 156,667, 55,000 and 30,000, respectively; and Mr. Brennan, 156,667, 55,000 and 25,000, respectively.

(2) Represents amounts paid by Peapod that were earned by Mr. van Gelder in connection with his employment with Stop & Shop prior to joining Peapod on May 1, 2000. Peapod was reimbursed for the entire amount of these payments.

(3) Mr Malloy's employment with Peapod terminated in March 2000.

(4) Mr. Malloy's options were cancelled pursuant to the terms of his separation agreement. See "Employment Agreements."

(5) Mr. Furton's employment with Peapod terminated in February 2001.

(6) Mr. Rabinowitz's employment with Peapod terminated in January 200l.

    GENERAL INFORMATION REGARDING OPTIONS. The following tables show information regarding stock options held by the executives named above.

                          OPTION GRANTS IN FISCAL 2000

                                                     % OF TOTAL
                                                      OPTIONS
                              NUMBER OF SECURITIES    GRANTED                             POTENTIAL    POTENTIAL
                               UNDERLYING OPTIONS        TO       EXERCISE   EXPIRATION   REALIZABLE   REALIZABLE
            NAME                   GRANTED(1)        EMPLOYEES     PRICE        DATE          5%          10%
            ----              --------------------   ----------   --------   ----------   ----------   ----------
Marc C. van Gelder..........  New Grant-250,000(1)      12.50%     $3.75      05/01/08     $447,614    $1,072,115
Andrew B. Parkinson.........  New Grant-6,667(2)         0.33%     $7.50      02/01/08     $ 23,874    $   57,182
                              New Grant-100,000(1)       5.00%     $3.75      04/14/08     $179,046    $  428,846
                              New Grant-50,000(1)        2.50%     $3.75      06/30/08     $ 89,523    $  214,423
William Malloy..............           --                  --%     $  --            --     $     --    $       --
Thomas L. Parkinson.........  New Grant-6,667(2)         0.33%     $7.50      02/01/08     $ 23,874    $   57,182
                              New Grant-100,000(1)       5.00%     $3.75      04/14/08     $179,046    $  428,846
                              New Grant-50,000(1)        2.50%     $3.75      06/30/08     $ 89,523    $  214,423
John A. Furton..............  New Grant-6,667(2)         0.33%     $7.50      02/01/08     $ 23,874    $   57,182
                              New Grant-100,000(1)       5.00%     $3.75      04/14/08     $179,046    $  428,846
                              New Grant-50,000(1)        2.50%     $3.75      06/30/08     $ 89,523    $  214,423
Dan Rabinowitz..............  New Grant-6,667(2)         0.33%     $7.50      02/01/08     $ 23,874    $   57,182
                              New Grant-100,000(1)       5.00%     $3.75      04/14/08     $179,046    $  428,846
                              New Grant-50,000(1)        2.50%     $3.75      06/30/08     $ 89,523    $  214,423
Michael P. Brennan..........  New Grant-6,667(2)         0.33%     $7.50      02/01/08     $ 23,874    $   57,182
                              New Grant-100,000(1)       5.00%     $3.75      04/14/08     $179,046    $  428,846
                              New Grant-50,000(1)        2.50%     $3.75      06/30/08     $ 89,523    $  214,423

------------------------

(1) These stock options vest with respect to 25% of the number of shares of stock subject to the option on the first anniversary of the option grant date, and thereafter on the last day of each full month with respect to an additional 1/48th of the number of shares of stock subject to the option.

(2) These stock options are fully vested.

(3) The assumed rates of stock price appreciation are set by the SEC rules governing proxy statement disclosures and are not intended to forecast the future appreciation of the common stock. The potential realizable value is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price.

       OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                OPTIONS AS OF              OPTION VALUE AS OF
                            SHARES                            DECEMBER 31, 2000           DECEMBER 31, 2000 (1)
                           ACQUIRED                      ---------------------------   ---------------------------
          NAME            ON EXERCISE   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   --------------   -----------   -------------   -----------   -------------
Marc C. van Gelder......          --         $ --               --        250,000         $ --           $ --
Andrew B. Parkinson.....          --         $ --          213,303        177,084         $ --           $ --
William Malloy..........          --         $ --               --             --         $ --           $ --
Thomas L. Parkinson.....          --         $ --          223,091        177,084         $ --           $ --
John A. Furton..........          --         $ --          153,926        329,968         $ --           $ --
Dan Rabinowitz..........          --         $ --           88,688        286,667         $ --           $ --
Michael P. Brennan......          --         $ --           81,083        195,584         $ --           $ --

------------------------

(1) Represents the aggregate dollar value of in-the-money, unexercised options held at the end of the year, based on the difference between the exercise price and $0.7812, the closing price for Peapod's common stock as of December 29, 2000, the last trading day in fiscal 2000, as reported for Nasdaq National Market Issues in THE WALL STREET JOURNAL.

EMPLOYMENT AGREEMENTS

    Peapod has employment agreements and severance agreements with each of the executives named above who is currently employed by Peapod. The agreements set forth compensation arrangements, including base salaries and minimum targets for annual bonuses. The agreements for Messrs. A. Parkinson and T. Parkinson expire in 2002, and are renewable thereafter for one-year terms. The agreements for Messrs. Brennan and van Gelder do not expire. Peapod may terminate an executive's employment with or without "cause," as defined in such agreements, and an executive may terminate his employment for any reason, including "good reason," as defined in such agreements. Upon termination by Peapod without "cause," or termination by the employee for "good reason," the executive is entitled to severance payments equal to his base salary and bonus for 18 months in the case of Messrs. A. Parkinson and T. Parkinson and 6 months in the case of Messrs. Brennan and van Gelder. In the event there is a "change in control," as defined in the severance agreements, prior to any such termination, each of Messrs. A. Parkinson and T. Parkinson is entitled to a lump sum severance payment equal to his base salary and bonus for two years, and each of the named executives is entitled to the vesting of all of such executive's stock options will be accelerated so that all such stock options become immediately exercisable. The current annual salary rates under the employment agreements for Peapod's executives are as follows: Mr. van Gelder, $260,000; Mr. A. Parkinson, $208,000; Mr. T. Parkinson, $182,000; Mr. Brennan, $166,400. Under the terms of the agreements, annual salaries may not be reduced; however, increases in annual salaries are at the discretion of the Board of Directors. Peapod has agreements to indemnify Messrs. van Gelder, A. Parkinson and T. Parkinson as directors and officers of Peapod. Peapod also has agreements with the executives containing confidentiality, non-competition and non-solicitation provisions between Peapod and such employees for the terms set forth in each agreement.

    Peapod entered into a separation agreement with William Malloy on March 15, 2000. Effective as of that date, William Malloy resigned from his position as President and Chief Executive Officer, and his employment agreement was terminated. Under the terms of the separation agreement, Peapod continued to pay Mr. Malloy's salary through April 30, 2000. The options to purchase 1,100,000 and 500,000 shares of Peapod common stock, which were granted to Mr. Malloy pursuant to his employment agreement, were cancelled, unexercised, and the option agreements relating to those option grants were terminated. The $2,500,000 loan which had been extended to Mr. Malloy in September of 1999 for the purchase of 311,891 shares of Peapod common stock was cancelled and the purchase of common stock was rescinded and cancelled. Mr. Malloy has returned those shares to Peapod. Mr. Malloy's severance agreement was terminated, except as to Peapod's obligation to maintain directors and officers liability insurance for

Mr. Malloy for three years. In addition, Mr. Malloy retains certain contractual rights to indemnification as a former officer and director. The terms of the separation agreement provide that Mr. Malloy continues to be subject to an agreement not to compete with Peapod or to solicit Peapod's customers and employees for a year following the termination of his employment and not to disclose Peapod's proprietary information. Both Peapod and Mr. Malloy signed general releases of any and all existing claims related to Mr. Malloy's employment by Peapod.

MANAGEMENT BONUS PLAN

    Each of the executives named above who is currently employed by Peapod is eligible to receive an annual bonus based on the achievement of individual and corporate goals. Awards are determined by the Compensation Committee. In addition, Mr. Brennan is eligible to receive a retention bonus in 2001 and 2002 in connection with the closing of the Ahold transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    All compensation decisions for the Chief Executive Officer and each of the other executives are currently made by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Messrs. Trygve E. Myhren (Chairman) and Mark VanStekelenburg. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of Peapod.

EXECUTIVE OFFICER COMPENSATION REPORT BY THE COMPENSATION COMMITTEE

    This report is submitted by the Compensation Committee of the Board of Directors.

    COMPENSATION POLICIES. The Compensation Committee sets the compensation of the Chief Executive Officer and also sets the compensation of the other executive officers, taking into consideration the recommendations of the Chief Executive Officer. All other employees' compensation is set by the Chief Executive Officer subject to the review of the Compensation Committee. The Compensation Committee also administers Peapod's stock-based compensation plans. The Compensation Committee consists of two non-employee directors.

    The philosophy of the Compensation Committee and Peapod is to provide competitive salaries as well as competitive incentives designed to:

    - Attract and retain well-qualified executives necessary to Peapod's long-term success;

    - Provide incentives for achievement of short-term individual, business unit and corporate goals;

    - Provide incentives for achievement of long-term business unit and corporate goals; and

    - Align the interests of management with those of the stockholders to encourage the achievement of continuing increases in stockholder value.

    The compensation mix reflects a balance of annual base salary payments, annual incentive bonus payments, long-term stock-based incentives and other competitive executive benefits. Incentive compensation has historically been determined on an annual basis.

    BASE. It is the Compensation Committee's policy to establish base salaries and provide benefit packages at competitive levels in order to attract and retain well-qualified executives. Base salaries of senior executives are based on several factors including an assessment of the position and particular responsibilities of such officer, the performance of Peapod, comparable companies, the economy in general and such other factors as the Compensation Committee may deem relevant. The 2000 average base salary of senior executives increased 13.0% over the previous year's level primarily to bring the base compensation to levels closer to those of other growth-oriented companies.

    ANNUAL BONUS PLAN. The existing annual bonus plan was designed to provide incentives and rewards for achievement of short-term individual goals as well as business unit and Peapod goals by giving salaried employees the opportunity for bonuses based on individual performance, the performance of the business unit to which the employee is assigned, and Peapod's performance. In the case of executive officers, the bonus is based on the achievement of individual performance goals and the performance of Peapod and/or the applicable business unit. In addition, several executives are eligible to receive a retention bonus in 2001 and 2002 in connection with the transaction with Ahold. Peapod expects that annual bonuses for 2001 will be based on a combination of the performance of Peapod and/or the applicable business unit as well as individual performance goals. Individual performance goals are tailored to each individual's position and duties and vary in terms of number, scope and substance among the eligible employees. Individual performance goals for employees are established by management and then reviewed with the employee. The performance goals for each business unit and Peapod as a whole relate to the achievement of predetermined financial or operating factors. Company and business unit goals are established before the start of each fiscal year and are reviewed and approved by the Compensation Committee. Awards under the annual bonus plan are based on a percentage of earned base salary. Bonuses are conditioned on achieving minimum or "threshold" goals. During 2000, bonuses were paid out for total Peapod performance. Several executives also received a bonus in connection with the closing of the transaction with Ahold in June 2000. See "Relationship with Ahold/Charge in Control" on page 17 of this proxy statement.

    LONG-TERM STOCK-BASED INCENTIVES. Stock option awards are designed to encourage long-term commitment to Peapod by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The Compensation Committee recognizes that Peapod competes for executives with other growth-oriented companies and believes that stock ownership by management is a critical element of compensation. Stock-based awards have been granted by Peapod to executives and other key employees since Peapod's inception.

    Stock options are granted at the fair market value price of the common stock on the date of grant, are subject to vesting over time and only have future value for the employees if the stock price appreciates from the date of grant. Factors influencing stock-based grants to employees include Peapod's performance, relative levels of responsibility, contributions to Peapod's business and competitiveness with other growth-oriented companies. As of December 31, 2000, approximately 14.3% of full-time employees held stock options.

    SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986. Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is "qualified performance-based" compensation. Compensation attributable to a stock option or a stock appreciation right is "qualified performance-based compensation" if all of the following conditions are satisfied: (i) the grant or award is made by a compensation committee consisting solely of two or more "outside directors;" (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any individual; (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely upon an increase in the value of the stock after the date of grant or award; and (iv) the material terms of the plan under which the option or right is granted are disclosed to the publicly held corporation's stockholders and approved by them before any compensation under the plan is paid. The Compensation Committee consists solely of "outside directors," as defined for purposes of Section 162(m) of the Code. Peapod's 1997 Long-Term Incentive Plan was approved by the stockholders of Peapod prior to the initial public offering and virtually all of the options available under this plan have been granted, and Peapod's Year 2000 Long-Term Incentive Plan was approved by stockholders of Peapod at the 2000 annual meeting. Due to these and other reasons, Peapod does not believe that the $1 million deduction limitation should have any effect on Peapod in the near future. If the $1 million deduction limitation is expected to have any effect on Peapod in the future, Peapod will consider ways to maximize the deductibility of executive compensation, while retaining the discretion Peapod deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    BENEFITS. Benefits offered to key executives are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Peapod, Inc. Stock Purchase Plan. Benefits are not tied directly to corporate performance.

    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's compensation is based upon the policies and objectives discussed above.

    The Compensation Committee believes that Peapod's executive compensation policies and programs serve the interests of Peapod and its stockholders.

                                        THE COMPENSATION COMMITTEE OF
                                        THE BOARD OF DIRECTORS

                                        Trygve E. Myhren (Chairman)
                                        Mark VanStekelenburg

PERFORMANCE GRAPH

    The rules of the Securities and Exchange Commission require each public company to include a performance graph comparing the cumulative total stockholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index and a peer group or similar index. Peapod's common stock began trading on the Nasdaq Stock Market under the symbol "PPOD" on June 10, 1997. Accordingly, the performance graph included in this Proxy Statement shows the period from June 10, 1997 through December 31, 2000.

    The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between June 10, 1997 and December 31, 2000 in comparison to the Total Return Index for the Nasdaq Stock Market (US) and the JP Morgan H&Q Technology Index comprised of securities of technology companies traded on the Nasdaq Stock Market, the New York Stock Exchange and the American Stock Exchange.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG PEAPOD, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US)
                     AND THE JP MORGAN H&Q TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          PEAPOD, INC.  THE NASDAQ STOCK MARKET - U.S. INDEX  TECHNOLOGY INDEX
6/10/97           $100                                  $100              $100
12/31/97           $41                                  $113              $106
12/31/98           $43                                  $159              $166
12/31/99           $50                                  $296              $370
12/31/00            $5                                  $178              $239

                                         TOTAL RETURN
                                         INDEX FOR THE   JP MORGAN H&Q
                                         NASDAQ STOCK     TECHNOLOGY
MEASUREMENT POINT         PEAPOD, INC.    MARKET (US)        INDEX
-----------------         ------------   -------------   -------------
6/10/97.................      $100           $100            $100
12/31/97................      $ 41           $113            $106
12/31/98................      $ 43           $159            $166
12/31/99................      $ 50           $296            $370
12/31/00................      $  5           $178            $239

    Assumes $100 invested on June 10, 1997 in Peapod, Inc. common stock, the Total Return Index for the Nasdaq Stock Market (US) and the JP Morgan H&Q Technology Index. Cumulative total return assumes reinvestment of dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of Peapod's common stock and Series C preferred stock as of March 30, 2001 by (i) each person who is known by Peapod to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of Peapod,
(iii) each named executive and (iv) all directors and executive officers of Peapod as a group.

                                                        TITLE                  AMOUNT OF
                                                         OF                    BENEFICIAL      PERCENT
NAME OF BENEFICIAL OWNER(1)                             CLASS                 OWNERSHIP(2)    OF CLASS
---------------------------                   -------------------------       ------------    ---------
Koninkljke Ahold N.V.
  Albert Heijnweg 1
  1507EH Zaandam, The Netherlands(3)......     Series C Preferred Stock           726,371         100.0%
                                                           Common Stock        58,262,727          78.8%(4)

Tribune National Marketing Company
  435 North Michigan Avenue
  Chicago, Illinois 60611.................                 Common Stock         1,808,115          10.1%
Michael P. Brennan(5)+....................                 Common Stock           132,904             *
Brian Hotarek.............................                 Common Stock                 0             *
Maarten Dorhout Mees......................                 Common Stock                 0             *
Drayton McLane(6).........................                 Common Stock           376,667           2.1%
Trygve E. Myhren(7).......................                 Common Stock           132,654             *
Andrew B. Parkinson(8)+...................                 Common Stock         1,097,390           6.0%
Thomas L. Parkinson(9)+...................                 Common Stock         1,229,662           6.7%
Gary Preston..............................                 Common Stock                 0             *
Marc E. Smith.............................                 Common Stock                 0             *
Marc C. van Gelder(10)+...................                 Common Stock            83,508             *
Mark VanStekelenburg(11)..................                 Common Stock            83,061             *
Ronald van Solt...........................                 Common Stock                 0             *
All executive officers and directors
  as a group (20 persons).................                 Common Stock         3,420,406          17.9%

------------------------

+ The mailing address of each of these individuals is c/o Peapod, Inc., 9933 Woods Drive, Skokie, Illinois 60077.

*   Less than 1%.

(1) Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Number of shares of common stock deemed outstanding includes 17,989,525 shares outstanding as of March 30, 2001 and any shares subject to options held by the person or entity in question that are currently exercisable or will become exercisable within 60 days.

(3) Includes 19,369,873 shares of common stock issuable upon conversion of Series C Preferred Stock held by Ahold and 36,560,937 shares of common stock issuable upon the exercise of outstanding warrants held by Ahold.

(4) In fiscal 2000, Ahold acquired a majority of the voting power of Peapod. See "Relationship with Ahold/Change in Control" on page 17 of this proxy statement.

(5) Includes 114,698 shares of common stock issuable pursuant to options that are exercisable within 60 days.

(6) Includes 76,667 shares of common stock issuable pursuant to options that are exercisable within 60 days.

(7) Includes 38,333 shares of common stock issuable pursuant to options that are exercisable within 60 days.

(8) Includes 5,288 shares which are held for the benefit of the minor child of Mr. Thomas L. Parkinson. Mr. Andrew B. Parkinson disclaims ownership of such shares. Also includes 245,856 shares of common stock issuable pursuant to options that are exercisable within 60 days.

(9) Includes 82,514 shares held for the benefit of the minor children of Mr. Andrew B. Parkinson and 28,405 shares held by Mr. Thomas L. Parkinson's minor children. Mr. Thomas L. Parkinson disclaims beneficial ownership of such shares. Also includes 255,644 shares of common stock issuable pursuant to options that are exercisable within 60 days.

(10) Includes 67,708 shares of common stock issuable pursuant to options that are exercisable within 60 days.

(11) Includes 9,540 shares held by the children of Mr. VanStekelenburg.
    Mr. VanStekelenburg disclaims beneficial ownership of such shares. Also includes 30,521 shares of common stock issuable pursuant to options that are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder require Peapod's directors and executive officers and persons who are deemed to own more than 10% of the common stock, to file certain reports with the SEC with respect to their beneficial ownership of common stock. The reporting persons are also required to furnish Peapod with copies of all Section 16 reports they file.

    Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, Peapod believes that during fiscal 2000 all Section 16 filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with by such persons except that Mr. van Gelder inadvertently filed his initial ownership statement on Form 3 two days after its due date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MCLANE GROUP AGREEMENTS

    In January 2000, Peapod entered into a management agreement with the McLane Group L.P., an affiliate of Drayton McLane, a director of Peapod, pursuant to which the McLane Group agreed to manage distribution and fulfillment operations for several of Peapod's facilities. Under the management agreement, Peapod granted the McLane Group 100,000 options to purchase shares of common stock at $15.34 per share. During fiscal 2000, Peapod made payments of approximately $969,000 to the McLane Group for services performed under the management agreement and an additional $696,000 for certain software related services performed by M-Group Systems, another affiliate of Drayton McLane. In
November 2000, Peapod terminated the management agreement and paid a termination fee of $300,000 to the McLane Group. Currently, the McLane Group provides consulting services to Peapod at a rate of $1,000 per day, plus expenses and is eligible to receive a bonus in 2001 based on individual consultant and overall Peapod performance.

    All options granted to the McLane Group under the management agreement vest 1/24 each month and expire 10 years after the date of their grant. Peapod has entered into a separate agreement granting the McLane Group "piggy-back" registration rights with respect to the shares of common stock underlying the options issued to the McLane Group under the management agreement.

REGISTRATION RIGHTS

    Peapod has granted to Messrs. Andrew and Thomas Parkinson certain rights to require Peapod to take action to register under the Securities Act of 1933, as amended, the sale of shares of common stock held by them. The number of such registrations which Peapod is obligated to effect is limited to four registrations in the aggregate. The registration rights provide that in the event Peapod proposes to register any of its securities under the Securities Act at any time or times, subject to certain limitations, Peapod will use its best efforts to include the registrable shares in such registration upon the request of the holders of registration rights. Peapod is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. Messrs. Andrew and Thomas Parkinson have entered into an agreement with Ahold restricting their registration rights.

RELATIONSHIP WITH AHOLD/CHANGE IN CONTROL

    On June 30, 2000, Ahold purchased 726,371 shares of Series B Convertible Preferred Stock initially convertible into 19,364,873 shares of Peapod's common stock (representing approximately 51% of the voting power of Peapod, a controlling interest) and warrants to purchase 32,894,270 shares of common stock of Peapod for an aggregate purchase price of $72,637,024. Prior to such purchase, in connection with the credit agreement (described below), Peapod granted Ahold warrants to purchase 3,666,667 shares of common stock. On
October 6, 2000, Ahold purchased 2,331,917 shares of common stock of Peapod at a price of $1.125 per share pursuant to an unsolicited brokerage transaction. Ahold used funds from its available working capital to fund its purchases of securities of Peapod. On October 12, 2000, Peapod and Ahold entered into an exchange agreement, pursuant to which Ahold exchanged the shares of Series B Convertible Preferred Stock held by it for an equal number of shares of Series C Convertible Preferred Stock. The terms of the Series C Preferred Stock are substantially the same as the terms of the Series B Preferred Stock, except that the shares of Series C Preferred Stock are not subject to mandatory redemption by Peapod. As of March 30, 2001, Ahold owned approximately 58% of the combined voting power of Peapod through its ownership of Series C Preferred Stock (representing approximately 52% of the voting power) and common stock (representing approximately 6% of the voting power), without giving effect to its outstanding warrants.

    The Series C Preferred Stock and warrants held by Ahold and securities receivable upon conversion of the Series C Preferred Stock and exercise of the warrants are subject to certain rights to require Peapod to take action to register such securities under the Securities Act. The number of such registrations which Peapod is obligated to effect is unlimited. In addition, the registration rights agreement provides Ahold with "piggy-back" registration rights. The registration rights agreement provides that expenses relating to the registration of shares will be paid by Peapod and otherwise contains terms that are customary to registration rights agreements of its type, including, but not limited to, rights of indemnification and contribution.

    Ahold has nominated six of Peapod's current directors. Messrs. William J. Grize, Brian Hotarek, Ronald van Solt, Gary Preston, Marc E. Smith and Maarten Dorhout Mees are employees of Ahold or its affiliates and were appointed to the Board of Directors in accordance with the Purchase Agreement dated April 14, 2000 and the Certificate of Designation of the Series C Preferred Stock.

    On April 14, 2000, Peapod entered into a $20 million secured revolving loan facility with Ahold maturing in April 2003. In March 2001, Peapod and Ahold amended the credit agreement to increase Ahold's commitment from $20 million to $50 million. Loans made to Peapod under the credit facility accrue interest at 2.0% over the prime rate or 3.0% over LIBOR, at Peapod's option. Peapod may borrow under the credit facility subject to Peapod's budgeted cash flow requirements, no more than four times, and not in excess of $6 million in the aggregate, per month. Peapod's obligations under the credit facility are fully secured.

    Peapod purchases from Ahold most of Peapod's requirements of perishable and non-perishable goods for sale and delivery to Peapod's customers in markets served by Ahold and obtains from Ahold certain other services for Peapod's online business. In fiscal 2000, Peapod made payments to subsidiaries of Ahold of approximately $27,942,000 for such goods and services. Of that amount, Peapod paid approximately

$22,530,000 to Stop & Shop, $1,050,000 to Giant and $4,350,000 to Edwards, a
portion of which was paid under a supply and services agreement entered into by Peapod and Ahold on April 14, 2000 and implemented during fiscal 2000. Marc E. Smith is the President and Chief Executive Officer of Stop & Shop.

    On May 10, 2000, Peapod and Ahold entered into a technology partnership agreement under which Peapod and Ahold will (1) grant each other rights to certain of their respective application software and will work together to develop jointly a new software system for use in connection with remote ordering and delivery services for goods sold by retailers, and (2) perform certain training, consulting, modification, maintenance and other services in connection with their respective application software and the new, jointly developed software system.

    As of March 29, 2001, Peapod and ARP Lake Zurich LLP, a subsidiary of Ahold, entered into an assignment agreement covering an option to purchase land pursuant to which Peapod assigned to ARP an option to purchase from the owner certain land located in Lake Zurich, Illinois. On March 29, 2001, ARP exercised its option to purchase the land. Peapod and ARP also entered into a grant of option to purchase agreement under which ARP granted to Peapod an option to purchase the same land from ARP for a purchase price equal to the actual costs incurred by ARP to acquire, hold and maintain the land, plus an additional 8% per annum, and otherwise on the same terms and conditions as the original option.

    Peapod paid an aggregate of $126,833 to Marc C. van Gelder, who joined Peapod on May 1, 2000 as its President and Chief Executive Officer, representing bonus earned by Mr. van Gelder in connection with his previous employment by Stop & Shop. Ahold reimbursed Peapod for the entire amount of such payment.

                         REPORT BY THE AUDIT COMMITTEE

    This report is submitted by the Audit Committee of the Board of Directors.

    AUDITED FINANCIAL STATEMENTS. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with Peapod's management and KPMG LLP, Peapod's independent auditors. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

    The Audit Committee has also discussed with KPMG LLP their independence and has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, "Independence Discussion with Audit Committees."

    Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in Peapod's annual report on Form 10-K for the year ended December 31, 2000.

                                          THE AUDIT COMMITTEE OF
                                          THE BOARD OF DIRECTORS
                                          Mark VanStekelenburg (Chairman)
                                          Trygve E. Myhren
                                          Brian Hotarek

                             FEES PAID TO KPMG LLP

AUDIT FEES

    KPMG billed Peapod aggregate fees of $148,000 for professional services rendered for the audit of Peapod's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in Peapod's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    KPMG did not render any financial information systems design or implementation services to Peapod in fiscal 2000.

ALL OTHER FEES

    KPMG billed Peapod aggregate fees of $128,000 for other professional services rendered in fiscal 2000, including professional services in connection with tax preparation, tax consultation, statutory filings, acquisition support and other consulting services.

    The Audit Committee of the Board of Directors has considered whether the provision by KPMG of the non-audit services listed above is compatible with maintaining KPMG's independence.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order to be considered for inclusion in Peapod's proxy materials for the 2002 annual meeting of stockholders, any stockholder proposal must be addressed to Peapod, Inc., 9933 Woods Drive, Skokie, Illinois 60077, Attention: Secretary, and must be received no later than December 14, 2001.

    Peapod's By-laws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be brought before the 2002 annual meeting must be received by the Secretary on or before February 11, 2002. A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

                            EXPENSES OF SOLICITATION

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by Peapod. Officers, directors and regular employees of Peapod, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. Peapod will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons.

                           ANNUAL REPORT ON FORM 10-K

    PEAPOD WILL FURNISH WITHOUT CHARGE A COPY (WITHOUT EXHIBITS) OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF THE RECORD DATE. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO PEAPOD, INC., 9933 WOODS DRIVE, SKOKIE, ILLINOIS 60077, TELEPHONE (847) 583-9400, ATTENTION: EARL RACHOWICZ.

                                 OTHER BUSINESS

    It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Andrew B. Parkinson

                                          Andrew B. Parkinson
                                          CHAIRMAN

                    ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                OF PEAPOD, INC.

                        (Revised as of May 15, 2001)(1)

I.  PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors (the "Board") of Peapod, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee is to:

    1. Serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems;

    2. Serve, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing department ("Internal Audit") are accountable, and have, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor (or to nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement);

    3.  Review the audit efforts of the Independent Auditor and Internal Audit;
    and

    4. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.

II. COMPOSITION AND EXPERTISE

    1. Members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ National Market and any other market or markets, if any, on which the securities of the Company or any of its subsidiaries are traded. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee will be made by the Board.

    2. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall have been duly elected and qualified or until their resignation or removal. Unless a Chair is designated by the full Board, the members of the Audit Committee may elect a Chair by majority vote.

III. DUTIES AND RESPONSIBILITIES

    The Audit Committee shall:

    DOCUMENTS/REPORTS REVIEW

    1. Review the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

    2. Review and discuss with management the annual audited and quarterly financial statements.

    3. Review reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

------------------------

(1)  See footnote 2.

    INDEPENDENT AUDITOR

    4. Review and recommend to the Board: (i) the selection of the Independent Auditor to audit the books, records and accounts of the Company, and
    (ii) the approval of the fees and other compensation of the Independent Auditor.

    5. Review and discuss with the Independent Auditor all significant relationships that the auditor and its affiliates have with the Company and its affiliates in order to determine the auditor's independence. The Audit Committee shall: (i) request, receive and review, on a periodic basis, a formal written statement from the Independent Auditor delineating all relationships between the Company and the Independent Auditor that may reasonably be thought to bear on the independence of the Independent Auditor with respect to the Company; (ii) discuss with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor; and (iii) take, or recommend that the full Board take, appropriate action to oversee the independence of the Independent Auditor.

    6. Consider whether the provision of non-audit services, if any, by the Independent Auditor is compatible with the maintenance of the Independent Auditor's independence.(2)

    FINANCIAL REPORTING PROCESS

    7. Review the financial reporting processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit.

    8. Review the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting.

    9. Consider and, if appropriate, recommend to the Board significant changes to auditing and accounting principles and practices as suggested by the Independent Auditor, management or Internal Audit.

    PROCESS IMPROVEMENT

    10. Review reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments.

    11. Review with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of each audit.

    12. Review any significant disagreement among management, the Independent Auditor and Internal Audit in connection with the preparation of the financial statements.

    13. Review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

    OTHER

    14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

------------------------

(2) This paragraph 6 has been recommended for inclusion in this Charter by the Audit Committee and is expected to be adopted by the Board of Directors at their next meeting to be held on May 15, 2001.

    15. Keep a record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

    16. Review, with the Company's counsel, legal compliance matters or any legal matter that could have a significant impact on the organization's financial statements.

    17. Perform such other activities, consistent with this Charter, the Company's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

    18. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations.

                                  PEAPOD, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Andrew B. Parkinson and Earl W. Rachowicz, or either of them, the attorney or attorneys and proxy or proxies of the undersigned with full power of substitution to attend the 2001 annual meeting of stockholders of Peapod, Inc. to be held at the Hampton Inn & Suites, 5201 Old Orchard Road, Skokie, Illinois at 10:00 a.m., central time on May 15, 2001 and at any adjournment thereof, to vote all shares of stock of Peapod that the undersigned shall be entitled to vote. Said proxies are instructed to vote on the matters set forth in the proxy statement as specified on the reverse. The Board of Directors recommends a vote FOR all of the nominees listed on the reverse.

--------------------------------------------------------------------------------


                             - FOLD AND DETACH HERE -

|X| Vote as in this example.

     THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES STATED BELOW.


                             FOR     WITHHELD    Class I - Term to expire at 2004 annual meeting
                             | |       | |       Andrew B. Parkinson
1. Election of Directors                         Mark VanStekelenburg

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the blank space below.)

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                Mark here if you plan to attend the meeting. | |

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. If more than one trustee, all should sign. This proxy may be revoked any time prior to its exercise.

            PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

            ___________________________________________________(L.S.)

            ___________________________________________________(L.S.)
            SIGNATURE(S)                         DATE

--------------------------------------------------------------------------------


                            - FOLD AND DETACH HERE -

                                  PEAPOD, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Andrew B. Parkinson and Earl W. Rachowicz, or either of them, the attorney or attorneys and proxy or proxies of the undersigned with full power of substitution to attend the 2001 annual meeting of stockholders of Peapod, Inc. to be held at the Hampton Inn & Suites, 5201 Old Orchard Road, Skokie, Illinois at 10:00 a.m., central time on May 15, 2001 and at any adjournment thereof, to vote all shares of stock of Peapod that the undersigned shall be entitled to vote. Said proxies are instructed to vote on the matters set forth in the proxy statement as specified on the reverse. The Board of Directors recommends a vote FOR all of the nominees listed on the reverse.

--------------------------------------------------------------------------------


                            - FOLD AND DETACH HERE -

|X| Vote as in this example.

     THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES STATED BELOW.


                             FOR    WITHHELD   Class I - Term to expire at 2004 annual meeting
                             | |       | |     Brian Hoterak
1.  Election of Directors                      Ronald van Solt

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the blank space below.)

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                Mark here if you plan to attend the meeting. | |

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. If more than one trustee, all should sign. This proxy may be revoked any time prior to its exercise.

            PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

            ___________________________________________________(L.S.)

            ___________________________________________________(L.S.)
            SIGNATURE(S)                           DATE

--------------------------------------------------------------------------------


                            - FOLD AND DETACH HERE -